UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 9, 2008

Federal Sports & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-1375596	20-4856983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47395 Monroe St. #274 Indio, CA		92201
(Address of principal executive offices)		(Zip Code)

(760) 413-8976

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2008, Federal Sports & Entertainment, Inc., formerly known as Rite Time Mining, Inc. (the “Registrant”), closed on the offer and sale of $500,000 principal amount of its 0% Secured Convertible Promissory Notes (the “Investor Notes”) to one accredited investor (the “Investor”). The Investor Notes were offered in a private placement (the “Notes Offering”) to a limited number of accredited investors and non-U.S. persons pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of, and Rule 506 of Regulation D and Regulation S under, the Securities Act. There may be additional closings on the Investor Notes, up to an aggregate principal amount of $1,000,000.

The Registrant used the $500,000 gross proceeds derived from its issuance of the Investor Notes to provide bridge financing (“Bridge Financing”) to Diamond Sports & Entertainment, Inc. (“Diamond Sports”) to assist Diamond Sports in meeting its working capital requirements. The proceeds derived from any additional closings of Investor Notes will be used to provide additional Bridge Financing to Diamond Sports. The Bridge Financing is evidenced by an Unsecured Bridge Loan Promissory Note from Diamond Sports to the Registrant (the “Bridge Note”).

The Registrant and Diamond Sports entered into a term sheet dated December 12, 2007, as amended, pursuant to which it is contemplated that a newly-formed, wholly-owned subsidiary of the Registrant will merge with and into Diamond Sports (the “Merger”), as a result of which the Registrant will acquire all of the issued and outstanding capital stock of Diamond Sports and Diamond Sports will become a wholly-owned subsidiary of the Registrant. Diamond Sports is a private family entertainment company engaged in the business of professional minor league baseball. At this stage, no definitive terms have been agreed to with respect to the proposed Merger. Neither party is currently bound to proceed with the Merger and there can be no assurance that the Merger will take place.

The Investor Notes bear no interest and are for a term of 15 months (“Maturity”). The Registrant must redeem the Investor Notes and repay them in full upon the earlier of (i) any financing, merger or acquisition (including the Merger), or any other business combination resulting in cash proceeds to the Registrant or Diamond Sports in excess of the aggregate amount of the Investor Notes or (ii) Maturity. The Investor Notes are convertible at the option of the Investor upon closing of the Merger into units (the “Units”), at a conversion price of $1.00 per Unit. Each Unit consists of one share of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), and one half of one Common Stock purchase warrant, exercisable per whole warrant at a price of $2.00 per share. The shares of Common Stock that would be issued as a result of conversion of the Notes (and upon exercise of the related warrants) carry certain registration rights.

Upon closing of the Merger, the Registrant will issue to the Investor (or Investors in the event of additional closings) for each dollar of principal amount of the Investor Notes: warrants to purchase one (1) share of Common Stock exercisable for a period of five (5) years with an initial exercise price equal to $2.00 per share (the “Warrants”); and one (1) share of Common Stock (the “Shares”). In the event of redemption of the Investor Notes prior to the Merger, the Investor(s) shall retain the right to receive the Warrants and the Shares. The Warrants and the Shares will carry “piggyback” registration rights and full ratchet anti-dilution protection. The Warrants will provide for cashless exercise in the event the shares of Common Stock underlying the Warrants are not registered.

The Investor Notes are secured by all of the assets of Diamond Sports and its affiliate, Diamond Concessions, LLC. This security interest is subordinated to that of a certain bank providing an existing credit facility to Diamond Sports. Three of the principal officer/director stockholders of Diamond Sports have pledged all of their shares of capital stock of Diamond Sports to the Investor(s) as security for the Registrant’s obligations under the Investor Notes.

The Bridge Note is unsecured, is for a term of 15 months from the initial closing of the Bridge Financing, and bears no interest. All obligations under the Bridge Note will be deemed repaid in full and canceled upon the closing of the Merger.

If the Registrant defaults under the Investor Notes, the full principal amount of the Investor Notes will, at the Investor’s option, become immediately due and payable in cash. In addition, upon an event of default, the Investor Notes will begin to bear interest at a rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

A default by Diamond Sports under the Bridge Note, including but not limited to the failure to repay the Bridge Note and close the Merger prior to the maturity date of the Bridge Note, will cause the full principal amount of the Bridge Note, at the Investor’s option, to become immediately due and payable in cash. In addition, upon an event of default, the Bridge Note will begin to bear interest at a rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, which interest rate will continue until all defaults are cured.

The Registrant engaged Gottbetter Capital Markets, LLC (“Markets”) as its exclusive placement agent for the Notes Offering. For its services, Markets received a commission of 10% of funds raised in the Notes Offering.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion under Item 1.01 of this Report regarding the Investor Notes issued by the Registrant, which discussion is incorporated by reference into this Item 2.03.

Item 9.01                Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of 0% Secured Convertible Promissory Note (the “Note(s)) of the Registrant

4.2	Form of 5-Year Bridge Warrant to Purchase shares of Common Stock of the Registrant

4.3	Form of Securities Purchase Agreement by and among Registrant and the Buyer(s) named therein

10.1	Form of Bridge Loan Agreement by and between the Registrant and Diamond Sports & Entertainment, Inc. (“DSEI”) dated September 9, 2008

10.2	Form of Unsecured Bridge Loan Promissory Note of DSEI in favor of the Registrant dated September 9, 2008

10.3	Form of Security Agreement by and among DSEI, Diamond Concessions, LLC and the Buyer(s) of the Registrant’s Note(s) dated as of September 9, 2008

10.4	Form of Pledge Agreement by and among the Registrant, the Pledgors named therein, Gottbetter & Partners, LLP and the Buyer(s) named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Sports & Entertainment, Inc.

Date:	September 12, 2008	By:	/s/ Linda Farrell
Linda Farrell, President